UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(December 8, 2025)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 8, 2025, the Compensation Committee of the Board of Directors of the Company approved the Fiscal Year 2026 Corporate Bonus Plan (the “2026 Plan”). The 2026 Plan contains targets for the Company’s revenue, non-GAAP operating margin and cash flow from operations for fiscal 2026. The Company’s performance for fiscal 2026 will be measured against these targets. Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2026 Plan. Each 2026 Plan participant’s actual incentive compensation for fiscal 2026 will be determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2026. Target individual incentive compensation payable under the 2026 Plan is expressed as a percentage of annual base salary and, for executive officers of the Company, ranges from 90% to 187.5%. The Committee retains the right to terminate or amend the 2026 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

By:	/s/ Jonathan Faust
Jonathan Faust
Executive Vice President and Chief Financial Officer

Date: December 12, 2025